Exhibit 99.1

Stanley Black & Decker Reports 2Q 2016 Results

New Britain, Connecticut, July 22, 2016 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2016 financial results.

•	2Q’16 Revenues Totaled $2.9 Billion, Up 2% Versus Prior Year, Fueled By 4% Organic Growth

•	2Q’16 Operating Margin Rate Expanded 140 Basis Points To A Post-Merger Record 15.8% Despite Significant Currency Headwinds

•	2Q’16 Diluted EPS Was $1.84, Up 19% From 2Q’15 As Strong Operational Performance Combined With A Lower Share Count More Than Offset Currency Headwinds

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Raising 2016 Full Year Diluted EPS Guidance Range To $6.30 - $6.50 (Up 6% - 10% Versus 2015) From $6.20 - $6.40, Due To Higher Organic Growth And Further Cost / Productivity Actions; Reiterating Free Cash Flow Conversion Of Approximately 100%

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Announced Launch Of Game-Changing DEWALT FLEXVOLT™ Battery System In June As First Major Output Of Company-Wide Breakthrough Innovation Initiative; New Battery Technology Offers Up To 120 Volts Of Power In Cordless Tools

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Company Separately Today Announced CEO Transition; John F. Lundgren To Retire As CEO, Effective July 31, 2016 And Continue As Chairman Of The Board Through Year-End 2016; James M. Loree, Currently President And COO, To Succeed Mr. Lundgren And Join The Board

2Q’16 Key Points:

•	Net sales for the quarter were $2.9 billion, up 2% versus prior year, as positive volume (+3%) and price (+1%) more than offset currency (-2%).

•	Gross margin rate for the quarter was 38.5%, up from prior year rate of 36.9% as price, productivity, cost actions and commodity deflation more than offset unfavorable currency.

Exhibit 99.1

•	SG&A expenses were 22.7% of sales compared to 22.5% in 2Q’15 reflecting continued tight cost management while making operating cost investments in key SFS 2.0 initiatives.

•	Operating margin rate was 15.8% compared to 14.4% in 2Q’15, as operational actions to improve profitability more than offset approximately $40 million of unfavorable currency.

•	Restructuring charges for the quarter were $10.2 million compared to $5.0 million in 2Q’15.

•	Tax rate was 25.0%, consistent with 2Q’15 rate.

•	Average diluted shares outstanding for the quarter were 147.3 million versus 152.7 million last year, reflecting the impact of share actions.

•	Working capital turns for the quarter were 8.2, up 1.2 turns from 2Q’15 resulting from our continued focus on working capital management.

Stanley Black & Decker’s Chairman and CEO, John F. Lundgren, commented, “Our results for the quarter as well as the first half of the year demonstrate the successful execution of our strategy to leverage our world-class franchises and brands to deliver above-market organic growth, meaningful operating leverage and strong free cash flow conversion, while maintaining a balanced capital allocation approach, creating sustainable value for our shareholders.

“Although we continue to face a challenging operating environment, including the potential fall-out from Brexit, we remain confident in our ability to navigate through such conditions given our robust innovation, organizational agility and our increasing capability to consistently execute at a high level.”

CEO Transition

In a separate press release issued today, the Board of Directors of Stanley Black & Decker announced that Mr. Lundgren, who will turn 65 in September, will retire as CEO after more than 12 years with the Company, effective July 31, 2016. Mr. Lundgren will continue as Chairman of the Board until the end of the year and serve as Special Advisor to the Company through April 30, 2017. James M. Loree, currently President and Chief Operating Officer, will succeed Mr. Lundgren as President and CEO on August 1, 2016 and join the Board at that time.

Exhibit 99.1

Mr. Lundgren said, “Today the Company is stronger than ever, making it the ideal time for our long-planned CEO succession. I look forward to ensuring a smooth transition and I am confident that the Company will continue to thrive under Jim’s leadership.”

2Q’16 Segment Results

($ in M)	2Q’16 Segment Results
	Sales	Profit	Profit Rate

Tools & Storage	$1,932	$362.5	18.8%

Security	$538	$67.7	12.6%

Industrial	$463	$78.8	17.0%

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Tools & Storage net sales increased 5% versus 2Q’15 as volume (+7%) and price (+1%) more than offset unfavorable currency (-3%). All regions posted solid organic growth with North America +7%, Europe +14%, and emerging markets +4%. Share gains in North America continued amidst a still healthy underlying U.S. construction tool market aided by solid commercial execution and new products, overcoming modest pressure within industrial channels. Organic growth momentum in Europe continued with most markets up double digits, as new products, targeted growth investments and an expanded retail footprint generated share gains across the region. Organic growth within the emerging markets, which continue to remain challenging, reflects successful commercial execution surrounding our mid-price-point product releases as well as regional pricing actions. Overall Tools & Storage segment profit rate was 18.8%, a post-merger record, up from the 2Q’15 rate of 16.4%, as volume leverage, price, productivity, cost management and lower commodity prices more than offset currency.

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Security net sales increased 1% versus 2Q’15 as price (+1%) and bolt-on, recurring revenue acquisitions (+1%) were partially offset by currency (-1%). Organic growth continued in Europe (+3%) on higher installation revenues across much of the region, while North America’s organic revenues were down slightly (-2%) as lower commercial electronic security volumes more than offset higher automatic door revenues. Overall Security segment profit rate expanded 220 basis points versus prior year to 12.6%, the highest second quarter rate since 2013, as improved operating performance continued in

Exhibit 99.1

both North America and Europe.

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Industrial net sales decreased 6% versus 2Q’15 due to lower volumes (-6%). Engineered Fastening organic revenues declined 4% due primarily to lower electronics volumes attributable to one major customer. Infrastructure organic revenues decreased 11% due to a slowdown in Oil & Gas off-shore project activity as well as the impact of a difficult scrap steel market on Hydraulic Tools volumes. Overall Industrial segment profit rate was 17.0%, down 210 basis points from the 2Q’15 rate, as lower volumes and currency more than offset productivity gains and cost control.

President and Chief Operating Officer, James M. Loree, commented, “We posted another strong quarter with total organic growth of 4% along with a record operating margin rate of 15.8%, reflecting our focus on organic growth and our business units’ ability to execute in challenging markets. Our Tools & Storage team delivered 8% organic growth, growing in all regions, despite difficult comparables and weakness in the industrial channel and certain emerging markets. Security posted its third consecutive quarter of year over year operating margin rate expansion as the business’ operational performance continued to improve around the globe. Importantly, other key performance indicators such as order rates, attrition and backlog remained at targeted levels. Although the Industrial segment’s organic revenues declined more than anticipated due to an ongoing strategic repositioning of the electronics business, the segment maintained a solid operating margin rate by continuing to diligently manage costs.

“We continue to make significant progress with instilling the tenets of SFS2.0, our enhanced operating system, into our culture. The recent launch of the revolutionary DEWALT FLEXVOLT system is the first example of Breakthrough Innovation under SFS2.0, with more to come. We believe that the benefits of SFS2.0 are clear and compelling - sustained, outsized organic growth, margin expansion and asset velocity - key ingredients to creating exceptional shareholder value over the long-term.”

2016 Outlook

Donald Allan Jr., Senior Vice President and CFO, commented, “We are raising the range of our 2016 EPS outlook to $6.30 - $6.50 from $6.20 - $6.40 and are maintaining our free cash flow conversion estimate of approximately 100%. Our revised 2016 EPS outlook reflects the net favorable impact of stronger organic growth within our Tools & Storage business, which is expected to more than offset weaker Industrial growth, combined with incremental cost and productivity actions, which in the aggregate more than offset higher currency headwinds and other

Exhibit 99.1

incremental costs. As such, we are increasing our organic growth outlook for the year from approximately 3% - 4% to approximately 4%. We believe we are well positioned to deliver on our updated 2016 financial commitments given our strong operational execution, as well as our ability to manage our investments to support organic growth and take proactive actions to mitigate currency headwinds. In addition, our capital allocation commitment to return approximately 50% of free cash flow to shareholders through dividends and opportunistic share repurchases and deploy the balance towards acquisitions remains intact.”

The Company will host a conference call with investors today, July 22, 2016 at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 39191695. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 39191695. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Contact:    Greg Waybright
Vice President, Investor & Government Relations
greg.waybright@sbdinc.com
(860) 827-3833

Exhibit 99.1

These results reflect the Company’s continuing operations. In 4Q’14, the Company classified the results of the Security segment’s Spain and Italy operations as held for sale based on management’s intention to sell these operations. In July 2015, the Company completed the sale of these operations. The operating results of Security Spain and Italy have been reported as discontinued operations for 2Q’15. Total sales reported as discontinued operations were $17.6 million for 2Q’15.

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2016 EPS of $6.30 - $6.50; (ii) generate free cash flow conversion approximating 100%; (iii) over the long-term, return approximately 50% of free cash flow to shareholders through dividends and opportunistic share repurchases while deploying the balance towards acquisitions; (iv) make its new DEWALT FLEXVOLT™ products available to customer in Q4 2016 (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to increase working capital turns during 2016; (ii) the Company’s ability to deliver organic growth of approximately 4% and generate savings from productivity and cost actions of approximately $0.55-$0.60 of EPS for full year 2016; (iii) the Company’s ability to keep the impact to EPS of restructuring charges in 2016 to approximately $0.25 of EPS; (iv) foreign exchange headwinds of approximately $150 million in 2016; (v) the Company’s ability to achieve a tax rate relatively consistent with the 2015 tax rate; (vi) the Company’s ability to keep the impact to EPS of incremental costs associated with the new DEWALT FLEXVOLT™ product launch to approximately $0.05; (vii) to identify and close on appropriate acquisition opportunities within desired timeframes at reasonable cost; (viii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product; (x) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible, including realizing tax credit carry forward amounts within the allowable carry forward periods; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.